Exhibit 99.1

SiriusXM Reports Third Quarter 2015 Results

•	Record Third Quarter Revenue Up 11% to $1.17 Billion
•	Third Quarter Net Income Climbs 22% to $167 Million
•	Adjusted EBITDA Climbs 17% to a Record $447 Million
•	Free Cash Flow Per Fully-Diluted Share Increases 54% to 6.9 Cents
•	Cumulative Share Repurchases Now Exceed $6 Billion
•	Company Increases Subscriber, Revenue, and Adjusted EBITDA Guidance

NEW YORK – October 22, 2015 – SiriusXM today announced third quarter 2015 operating and financial results, including record third quarter revenue of $1.17 billion, up 11% versus the third quarter of 2014.

Net income in the third quarter of 2015 was $167 million versus $136 million in the third quarter of 2014. Net income per diluted common share was $0.03 in the third quarter of 2015 versus $0.02 in the year ago period. Adjusted EBITDA was $447 million in the third quarter of 2015, a quarterly record high and up 17% from $381 million in the third quarter of 2014.

“With subscribers at an all-time high of nearly 29 million and record adjusted EBITDA and adjusted EBITDA margin, our third quarter was one of the strongest performances in our company’s history. We are confident of our continued success in the fourth quarter, and we are increasing our guidance for self-pay and total net subscriber additions, revenue, and adjusted EBITDA,” said Jim Meyer, Chief Executive Officer, SiriusXM.

“SiriusXM’s diverse bundle of valuable content is our biggest single competitive advantage. Since the start of the third quarter, we extended our long-standing relationship with the NFL for another six years. We also successfully launched an exclusive channel created with Andy Cohen; and we launched our new and exclusive 24/7 original headline news channel with FOX News. Stay tuned for more announcements as we continue our non-stop efforts to add and retain differentiated, exclusive content to our bundle,” added Meyer.

Free cash flow and free cash flow per share for the third quarter of 2015 exclude the effect of SiriusXM’s settlement of certain pre-1972 recordings litigation.

THIRD QUARTER 2015 HIGHLIGHTS

●	Strong subscriber growth continues. SiriusXM added 525,000 net new subscribers in the third quarter, a 21% increase from the 433,000 net new subscribers added in the third quarter of 2014. Self-pay net subscriber additions were 381,000 in the third quarter of 2015, in-line with growth in the third quarter of 2014. Total paid subscribers climbed

8% to approximately 29.0 million, and self-pay subscribers also increased 8% to 23.8 million, both record highs.
●	Third quarter adjusted EBITDA rises 17% to a new record. Adjusted EBITDA of $447 million in the third quarter of 2015 was the highest quarterly amount in the company’s history, an increase of 17% over the $381 million reported in the third quarter of 2014. Adjusted EBITDA margin was a record high of 38%, an increase from 36% in the third quarter of 2014.
●	Free cash flow per diluted share increases 54%. Free cash flow of $369 million was up 38% from $267 million in the third quarter of 2014. With increased cash flow and an 11% lower average diluted share count from the company’s share repurchase program, free cash flow per diluted share climbed 54% to 6.9 cents in the third quarter of 2015, up from 4.5 cents in the third quarter of 2014.

“We repurchased 144 million shares for $553 million during the third quarter, and this year through yesterday we have repurchased 456 million shares for approximately $1.7 billion. Cumulatively, our stock repurchase plan has now delivered more than $6 billion into the hands of our stockholders in less than three years. With leverage of just 3.3 times adjusted EBITDA and growing cash flow, we are confident of our ability to continue returning capital to stockholders while maintaining operational and strategic flexibility,” remarked David Frear, Chief Financial Officer, SiriusXM.

2015 GUIDANCE

“With our excellent results in the first nine months of the year, we are on track to meet or beat our best year for net subscriber growth since the merger of Sirius and XM in 2008, and we are increasing our guidance for net subscriber growth, revenue, and adjusted EBITDA,” added Frear.

Our new full-year 2015 guidance is as follows:

●	Net self-pay subscriber additions of more than 1.6 million,
●	Total net subscriber additions of approximately 2.0 million,
●	Revenue of approximately $4.53 billion,
●	Adjusted EBITDA of approximately $1.65 billion, and
●	Free cash flow of approximately $1.3 billion.

THIRD QUARTER 2015 RESULTS

SIRIUS XM HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands, except per share data)	2015	2014	2015	2014
Revenue:
Subscriber revenue	$974,471	$902,514	$2,826,018	$2,632,110
Advertising revenue	33,131	25,300	88,843	73,012
Equipment revenue	25,875	23,129	79,979	74,723
Other revenue	136,235	106,144	379,072	310,298
Total revenue	1,169,712	1,057,087	3,373,912	3,090,143
Operating expenses:
Cost of services:
Revenue share and royalties	238,620	204,307	783,115	599,939
Programming and content	75,707	74,920	216,223	219,360
Customer service and billing	94,492	93,013	278,521	274,174
Satellite and transmission	22,743	21,794	65,761	64,446
Cost of equipment	9,246	9,485	29,021	29,319
Subscriber acquisition costs	133,009	119,778	391,773	367,207
Sales and marketing	90,541	83,906	255,778	237,992
Engineering, design and development	16,132	16,136	47,180	47,677
General and administrative	67,234	75,170	219,194	223,995
Depreciation and amortization	70,404	64,550	202,527	200,021
Total operating expenses	818,128	763,059	2,489,093	2,264,130
Income from operations	351,584	294,028	884,819	826,013
Other income (expense):
Interest expense, net of amounts capitalized	(76,624)	(75,416)	(221,912)	(197,029)
Loss on change in value of derivatives	-	-	-	(34,485)
Other income	4,133	6,602	9,077	8,234
Total other expense	(72,491)	(68,814)	(212,835)	(223,280)
Income before income taxes	279,093	225,214	671,984	602,733
Income tax expense	(112,543)	(89,044)	(296,893)	(252,614)
Net income	$166,550	$136,170	$375,091	$350,119
Foreign currency translation adjustment, net of tax	(91)	(58)	(100)	20
Total comprehensive income	$166,459	$136,112	$374,991	$350,139
Net income per common share:
Basic	$0.03	$0.02	$0.07	$0.06
Diluted	$0.03	$0.02	$0.07	$0.06
Weighted average common shares outstanding:
Basic	5,297,797	5,626,078	5,436,378	5,860,248
Diluted	5,346,438	5,974,047	5,487,116	6,208,569

SIRIUS XM HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	As of September 30,	As of December 31,
	2015	2014
(in thousands, except per share data)	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$152,545	$147,724
Receivables, net	237,200	220,579
Inventory, net	26,743	19,397
Related party current assets	8,725	4,344
Deferred tax asset	801,052	1,038,603
Prepaid expenses and other current assets	189,857	119,099
Total current assets	1,416,122	1,549,746
Property and equipment, net	1,440,368	1,510,112
Long-term restricted investments	9,888	5,922
Deferred financing fees, net	14,767	12,021
Intangible assets, net	2,605,978	2,645,046
Goodwill	2,205,107	2,205,107
Related party long-term assets	-	3,000
Long-term deferred tax asset	389,809	437,736
Other long-term assets	58,842	6,819
Total assets	$8,140,881	$8,375,509
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$606,393	$587,755
Accrued interest	95,363	80,440
Current portion of deferred revenue	1,711,435	1,632,381
Current portion of deferred credit on executory contracts	-	1,394
Current maturities of long-term debt	5,646	7,482
Related party current liabilities	3,013	4,340
Total current liabilities	2,421,850	2,313,792
Deferred revenue	154,473	151,901
Long-term debt	5,400,321	4,493,863
Related party long-term liabilities	11,505	13,635
Other long-term liabilities	91,820	92,481
Total liabilities	8,079,969	7,065,672
Stockholders’ equity:
Common stock, par value $0.001; 9,000,000 shares authorized; 5,240,619 and 5,653,529 shares issued; 5,233,869 and 5,646,119 outstanding at September 30, 2015 and December 31, 2014, respectively	5,240	5,653
Accumulated other comprehensive loss, net of tax	(502)	(402)
Additional paid-in capital	5,147,121	6,771,554
Treasury stock, at cost; 6,750 and 7,410 shares of common stock at September 30, 2015 and December 31, 2014, respectively	(25,104)	(26,034)
Accumulated deficit	(5,065,843)	(5,440,934)
Total stockholders’ equity	60,912	1,309,837
Total liabilities and stockholders’ equity	$8,140,881	$8,375,509

SIRIUS XM HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the Nine Months Ended September 30,
(in thousands)	2015	2014
Cash flows from operating activities:
Net income	$375,091	$350,119
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	202,527	200,021
Non-cash interest expense, net of amortization of premium	5,851	16,515
Provision for doubtful accounts	34,031	32,875
Amortization of deferred income related to equity method investment	(2,082)	(2,081)
Gain on unconsolidated entity investments, net	-	(2,677)
Dividend received from unconsolidated entity investment	11,260	12,873
Loss on change in value of derivatives	-	34,485
Share-based payment expense	62,334	57,832
Deferred income taxes	285,478	244,667
Other non-cash purchase price adjustments	(1,394)	(2,836)
Changes in operating assets and liabilities:
Receivables	(50,651)	(46,756)
Inventory	(7,346)	(10,487)
Related party, net	(14,020)	(2,256)
Prepaid expenses and other current assets	(70,758)	(16,319)
Other long-term assets	(51,842)	1,784
Accounts payable and accrued expenses	26,584	(36,861)
Accrued interest	14,923	33,899
Deferred revenue	81,626	25,225
Other long-term liabilities	(658)	(1,854)
Net cash provided by operating activities	900,954	888,168
Cash flows from investing activities:
Additions to property and equipment	(90,943)	(87,244)
Purchases of restricted and other investments	(3,966)	-
Acquisition of business, net of cash acquired	-	1,144
Return of capital from investment in unconsolidated entity	-	24,178
Net cash used in investing activities	(94,909)	(61,922)
Cash flows from financing activities:
Proceeds from exercise of stock options	259	331
Taxes paid in lieu of shares issued for stock-based compensation	(39,622)	(24,781)
Proceeds from long-term borrowings and revolving credit facility, net of costs	1,579,323	2,151,205
Repayment of long-term borrowings and revolving credit facility	(693,456)	(993,772)
Common stock repurchased and retired	(1,647,728)	(1,990,449)
Net cash used in financing activities	(801,224)	(857,466)
Net increase (decrease) in cash and cash equivalents	4,821	(31,220)
Cash and cash equivalents at beginning of period	147,724	134,805
Cash and cash equivalents at end of period	$152,545	$103,585

Key Operating Metrics

The following table contains our key operating metrics based on our adjusted results of operations for the three and nine months ended September 30, 2015 and 2014, respectively. Subscribers and subscription related revenues and expenses associated with our connected vehicle services are not included in our subscriber count or subscriber-based operating metrics:

	Unaudited
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands, except per subscriber and per installation amounts)	2015	2014	2015	2014
Self-pay subscribers	23,816	22,015	23,816	22,015
Paid promotional subscribers	5,143	4,720	5,143	4,720
Ending subscribers (a)	28,960	26,734	28,960	26,734

Self-pay subscribers	381	380	1,293	933
Paid promotional subscribers	145	53	355	242
Net additions (a)	525	433	1,649	1,175

Daily weighted average number of subscribers	28,649	26,488	28,033	26,035

Average self-pay monthly churn	1.9%	1.9%	1.8%	1.9%

New vehicle consumer conversion rate	41%	41%	41%	42%

ARPU	$12.67	$12.47	$12.45	$12.34
SAC, per installation	$34	$35	$33	$34
Customer service and billing expenses, per average subscriber	$1.00	$1.07	$1.00	$1.07
Free cash flow	$368,899	$267,269	$1,016,045	$825,102
Adjusted EBITDA	$447,194	$381,251	$1,261,382	$1,086,469

(a) Note: Amounts may not sum as a result of rounding.

Glossary

Adjusted EBITDA – EBITDA is defined as net income before interest expense, net of amounts capitalized; income tax expense and depreciation and amortization. We adjust EBITDA to exclude the impact of other income, loss on change in value of derivatives as well as certain other charges discussed below. This measure is one of the primary Non-GAAP financial measures on which we (i) evaluate the performance of our on-going core operating results period over period, (ii) base our internal budgets and (iii) compensate management. As such, adjusted EBITDA is a Non-GAAP financial performance measure that excludes (if applicable): (i) certain adjustments as a result of the purchase price accounting for the Merger, (ii) depreciation and amortization, (iii) share-based payment expense and (iv) other significant operating expense (income) that do not relate to the on-going performance of our business. The purchase price accounting adjustments include: (i) the elimination of deferred revenue associated with the investment in XM Canada, (ii) recognition of deferred subscriber revenues not recognized in purchase price accounting, and (iii) elimination of the benefit of deferred credits on executory contracts, which are primarily attributable to third party arrangements with programming providers. We believe adjusted EBITDA is a useful measure of the underlying trend of our operating performance, which provides useful information about our business apart from the costs associated with our physical plant, capital structure and purchase price accounting. We believe investors find this Non-GAAP financial measure useful when analyzing our results and comparing our operating performance to the performance of other communications, entertainment and media companies. We believe investors use current and projected adjusted EBITDA to estimate our current and prospective enterprise value and to make investment decisions. Because we fund and build-out our satellite radio system through the periodic raising and expenditure of large amounts of capital, our results of operations reflect significant charges for depreciation expense. The exclusion of depreciation and amortization expense is useful given significant variation in depreciation and amortization expense that can result from the potential variations in estimated useful lives, all of which can vary widely across different industries or among companies within the same industry. We believe the exclusion of share-based payment expense is useful given share-based payment expense is not directly related to the operational conditions of our business. We also believe the exclusion of the portion of the pre-1972 sound recordings legal settlement recognized in June 2015 is useful as it does not represent an expense incurred as part of normal operations for the period. The portion of the pre-1972 sound recordings legal settlement related to the period of July 2015 through December 2017 is not excluded from adjusted EBITDA as the royalty expense relates to the on-going performance of our business.

Adjusted EBITDA has certain limitations in that it does not take into account the impact to our statements of comprehensive income of certain expenses, including share-based payment expense and certain purchase price accounting for the Merger. We endeavor to compensate for the limitations of the Non-GAAP measure presented by also providing the comparable GAAP measure with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the Non-GAAP measure. Investors that wish to compare and evaluate our operating results after giving effect for these costs, should refer to net income as disclosed in our unaudited consolidated statements of comprehensive income. Since adjusted EBITDA is a Non-GAAP financial performance measure, our calculation of adjusted EBITDA may be susceptible to varying calculations; may not be comparable to other similarly titled measures of other companies; and should not be considered in isolation, as a substitute for, or superior to measures of financial performance prepared in accordance with GAAP. The reconciliation of net income to the adjusted EBITDA is calculated as follows:

	Unaudited
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands)	2015	2014	2015	2014

Net income (GAAP):	$166,550	$136,170	$375,091	$350,119
Add back items excluded from Adjusted EBITDA:
Purchase price accounting adjustments:
Revenues	1,813	1,813	5,438	5,438
Operating expenses	-	(945)	(1,394)	(2,835)
Pre-1972 sound recordings legal settlement (GAAP)	-	-	107,658	-
Share-based payment expense (GAAP)	23,393	21,805	62,334	57,832
Depreciation and amortization (GAAP)	70,404	64,550	202,527	200,021
Interest expense, net of amounts capitalized (GAAP)	76,624	75,416	221,912	197,029
Loss on change in value of derivatives (GAAP)	-	-	-	34,485
Other income (GAAP)	(4,133)	(6,602)	(9,077)	(8,234)
Income tax expense (GAAP)	112,543	89,044	296,893	252,614
Adjusted EBITDA	$447,194	$381,251	$1,261,382	$1,086,469

Adjusted Net Income and Adjusted Earnings Per Share - We define these Non-GAAP financial measures as our actual net income adjusted to exclude the impact of certain purchase price accounting adjustments, the loss on change in value of derivatives, and the pre-1972 sound recordings legal settlement, net of income tax expense. Adjusted earnings per share is derived from adjusted net income divided by our weighted average common shares outstanding. The following table reconciles our actual income before income taxes to our adjusted net income for the three and nine months ended September 30, 2015 and 2014:

	Unaudited
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands)	2015	2014	2015	2014

Income before income taxes (GAAP):	$279,093	$225,214	$671,984	$602,733
Add back items excluded from adjusted net income:
Purchase price accounting adjustments:
Revenues	1,813	1,813	5,438	5,438
Operating expenses	-	(945)	(1,394)	(2,835)
Loss on change in value of derivatives (GAAP)	-	-	-	34,485
Pre-1972 sound recordings legal settlement (GAAP)	-	-	107,658	-
Adjusted income before income taxes	$280,906	$226,082	$783,686	$639,821
Allocable income tax expense	(113,231)	(87,946)	(339,262)	(248,890)
Adjusted net income	$167,675	$138,136	$444,424	$390,931
Adjusted net income per common share:
Basic	$0.03	$0.02	$0.08	$0.07
Diluted	$0.03	$0.02	$0.08	$0.06
Weighted average common shares outstanding:
Basic	5,297,797	5,626,078	5,436,378	5,860,248
Diluted	5,346,438	5,974,047	5,487,116	6,208,569

Adjusted Revenues and Operating Expenses - We define this Non-GAAP financial measure as our actual revenues and operating expenses adjusted to exclude the impact of certain purchase price accounting adjustments from the merger of Sirius and XM and share-based payment expense. We use this Non-GAAP financial measure to manage our business, to set operational goals and as a basis for determining performance-based compensation for our employees. The following tables reconcile our actual revenues and operating expenses to our adjusted revenues and operating expenses for the three and nine months ended September 30, 2015 and 2014:

	Unaudited For the Three Months Ended September 30, 2015
(in thousands)	As Reported	Purchase Price Accounting Adjustments	Allocation of Share-based Payment Expense	Adjusted

Revenue:
Subscriber revenue	$974,471	$-	$-	$974,471
Advertising revenue	33,131	-	-	33,131
Equipment revenue	25,875	-	-	25,875
Other revenue	136,235	1,813	-	138,048
Total revenue	$1,169,712	$1,813	$-	$1,171,525
Operating expenses
Cost of services:
Revenue share and royalties	$238,620	$-	$-	$238,620
Programming and content	75,707	-	(2,899)	72,808
Customer service and billing	94,492	-	(793)	93,699
Satellite and transmission	22,743	-	(1,244)	21,499
Cost of equipment	9,246	-	-	9,246
Subscriber acquisition costs	133,009	-	-	133,009
Sales and marketing	90,541	-	(5,288)	85,253
Engineering, design and development	16,132	-	(2,801)	13,331
General and administrative	67,234	-	(10,368)	56,866
Depreciation and amortization (a)	70,404	-	-	70,404
Share-based payment expense	-	-	23,393	23,393
Total operating expenses	$818,128	$-	$-	$818,128

(a) Purchase price accounting adjustments included above exclude the incremental depreciation and amortization associated with the $785,000 stepped up basis in property, equipment and intangible assets as a result of the merger of Sirius and XM. The increased depreciation and amortization for the three months ended September 30, 2015 was $9,000.

	Unaudited For the Three Months Ended September 30, 2014
(in thousands)	As Reported	Purchase Price Accounting Adjustments	Allocation of Share-based Payment Expense	Adjusted

Revenue:
Subscriber revenue	$902,514	$-	$-	$902,514
Advertising revenue	25,300	-	-	25,300
Equipment revenue	23,129	-	-	23,129
Other revenue	106,144	1,813	-	107,957
Total revenue	$1,057,087	$1,813	$-	$1,058,900
Operating expenses
Cost of services:
Revenue share and royalties	$204,307	$-	$-	$204,307
Programming and content	74,920	945	(2,434)	73,431
Customer service and billing	93,013	-	(868)	92,145
Satellite and transmission	21,794	-	(1,185)	20,609
Cost of equipment	9,485	-	-	9,485
Subscriber acquisition costs	119,778	-	-	119,778
Sales and marketing	83,906	-	(4,265)	79,641
Engineering, design and development	16,136	-	(2,559)	13,577
General and administrative	75,170	-	(10,494)	64,676
Depreciation and amortization (a)	64,550	-	-	64,550
Share-based payment expense	-	-	21,805	21,805
Total operating expenses	$763,059	$945	$-	$764,004

(a) Purchase price accounting adjustments included above exclude the incremental depreciation and amortization associated with the $785,000 stepped up basis in property, equipment and intangible assets as a result of the merger of Sirius and XM. The increased depreciation and amortization for the three months ended September 30, 2014 was $9,000.

	Unaudited For the Nine Months Ended September 30, 2015
(in thousands)	As Reported	Purchase Price Accounting Adjustments	Allocation of Share-based Payment Expense	Adjusted

Revenue:
Subscriber revenue	$2,826,018	$-	$-	$2,826,018
Advertising revenue	88,843	-	-	88,843
Equipment revenue	79,979	-	-	79,979
Other revenue	379,072	5,438	-	384,510
Total revenue	$3,373,912	$5,438	$-	$3,379,350
Operating expenses
Cost of services:
Revenue share and royalties	$783,115	$-	$-	$783,115
Programming and content	216,223	1,394	(7,245)	210,372
Customer service and billing	278,521	-	(2,164)	276,357
Satellite and transmission	65,761	-	(3,156)	62,605
Cost of equipment	29,021	-	-	29,021
Subscriber acquisition costs	391,773	-	-	391,773
Sales and marketing	255,778	-	(13,056)	242,722
Engineering, design and development	47,180	-	(7,063)	40,117
General and administrative	219,194	-	(29,650)	189,544
Depreciation and amortization (a)	202,527	-	-	202,527
Share-based payment expense	-	-	62,334	62,334
Total operating expenses	$2,489,093	$1,394	$-	$2,490,487

(a) Purchase price accounting adjustments included above exclude the incremental depreciation and amortization associated with the $785,000 stepped up basis in property, equipment and intangible assets as a result of the merger of Sirius and XM. The increased depreciation and amortization for the nine months ended September 30, 2015 was $27,000.

	Unaudited For the Nine Months Ended September 30, 2014
(in thousands)	As Reported	Purchase Price Accounting Adjustments	Allocation of Share-based Payment Expense	Adjusted

Revenue:
Subscriber revenue	$2,632,110	$-	$-	$2,632,110
Advertising revenue	73,012	-	-	73,012
Equipment revenue	74,723	-	-	74,723
Other revenue	310,298	5,438	-	315,736
Total revenue	$3,090,143	$5,438	$-	$3,095,581
Operating expenses
Cost of services:
Revenue share and royalties	$599,939	$-	$-	$599,939
Programming and content	219,360	2,835	(6,903)	215,292
Customer service and billing	274,174	-	(2,032)	272,142
Satellite and transmission	64,446	-	(3,087)	61,359
Cost of equipment	29,319	-	-	29,319
Subscriber acquisition costs	367,207	-	-	367,207
Sales and marketing	237,992	-	(11,238)	226,754
Engineering, design and development	47,677	-	(6,422)	41,255
General and administrative	223,995	-	(28,150)	195,845
Depreciation and amortization (a)	200,021	-	-	200,021
Share-based payment expense	-	-	57,832	57,832
Total operating expenses	$2,264,130	$2,835	$-	$2,266,965

(a) Purchase price accounting adjustments included above exclude the incremental depreciation and amortization associated with the $785,000 stepped up basis in property, equipment and intangible assets as a result of the merger of Sirius and XM. The increased depreciation and amortization for the nine months ended September 30, 2014 was $29,000.

Adjusted Cash Operating Expenses - We define this Non-GAAP financial measure as our actual operating expenses adjusted to exclude the impact of certain purchase price accounting adjustments from the merger of Sirius and XM, depreciation and amortization expense, share-based payment expense, and the pre-1972 sound recordings legal settlement. The following table reconciles our actual operating expenses to our adjusted cash operating expenses for the three and nine months ended September 30, 2015 and 2014:

	Unaudited
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands)	2015	2014	2015	2014
Operating expenses (GAAP):	$818,128	$763,059	$2,489,093	$2,264,130
Items excluded from adjusted cash operating expenses:
Purchase price accounting adjustments	-	945	1,394	2,835
Pre-1972 sound recordings legal settlement (GAAP)	-	-	(107,658)	-
Share-based payment expense (GAAP)	(23,393)	(21,805)	(62,334)	(57,832)
Depreciation and amortization (GAAP)	(70,404)	(64,550)	(202,527)	(200,021)
Adjusted cash operating expenses	$724,331	$677,649	$2,117,968	$2,009,112

ARPU - is derived from total earned subscriber revenue, advertising revenue and other subscription-related revenue, excluding revenue associated with our connected vehicle business, divided by the number of months in the period, divided by the daily weighted average number of subscribers for the period. Other subscription-related revenue includes the U.S. Music Royalty Fee. ARPU is calculated as follows (in thousands, except per subscriber amounts):

	Unaudited
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2015	2014	2015	2014
Subscriber revenue, excluding connected vehicle (GAAP)	$949,301	$880,093	$2,752,993	$2,568,742
Add: advertising revenue (GAAP)	33,131	25,300	88,843	73,012
Add: other subscription-related revenue (GAAP)	106,483	85,380	299,437	249,138
	$1,088,915	$990,773	$3,141,273	$2,890,892

Daily weighted average number of subscribers	28,649	26,488	28,033	26,035

ARPU	$12.67	$12.47	$12.45	$12.34

Average self-pay monthly churn - is defined as the monthly average of self-pay deactivations for the period divided by the average number of self-pay subscribers for the period.

Customer service and billing expenses, per average subscriber - is derived from total customer service and billing expenses, excluding connected vehicle customer service and billing expenses and share-based payment expense, divided by the number of months in the period, divided by the daily weighted average number of subscribers for the period. We believe the exclusion of share-based payment expense in our calculation of customer service and billing expenses, per average subscriber, is useful as share-based payment expense is not directly related to the operational conditions that give rise to variations in the components of our customer service and billing expenses. Customer service and billing expenses, per average subscriber, is calculated as follows (in thousands, except per subscriber amounts):

	Unaudited
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2015	2014	2015	2014
Customer service and billing expenses, excluding connected vehicle (GAAP)	$86,840	$85,868	$255,105	$252,677
Less: share-based payment expense (GAAP)	(793)	(868)	(2,164)	(2,032)
	$86,047	$85,000	$252,941	$250,645

Daily weighted average number of subscribers	28,649	26,488	28,033	26,035

Customer service and billing expenses, per average subscriber	$1.00	$1.07	$1.00	$1.07

Free cash flow and free cash flow per diluted share - are derived from cash flow provided by operating activities, net of additions to property and equipment, and restricted and other investment activity, and excluding the $210,000 pre-1972 sound recordings legal settlement payment. The calculation for free cash flow and free cash flow per diluted share are as follows (in thousands, except per share data):

	Unaudited
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2015	2014	2015	2014
Cash Flow information
Net cash provided by operating activities	$188,613	$296,096	$900,954	$888,168
Net cash used in investing activities	$(29,714)	$(28,827)	$(94,909)	$(61,922)
Net cash used in financing activities	$(300,407)	$(333,664)	$(801,224)	$(857,466)
Free Cash Flow
Net cash provided by operating activities	$188,613	$296,096	$900,954	$888,168
Additions to property and equipment	(29,714)	(28,827)	(90,943)	(87,244)
Purchases of restricted and other investments	-	-	(3,966)	-
Return of capital from investment in unconsolidated entity	-	-	-	24,178
Pre-1972 sound recordings legal settlement	210,000	-	210,000	-
Free cash flow	$368,899	$267,269	$1,016,045	$825,102

Diluted weighted average common shares outstanding	5,346,438	5,974,047	5,487,116	6,208,569

Free cash flow per diluted share	$0.07	$0.04	$0.19	$0.13

New vehicle consumer conversion rate - is defined as the percentage of owners and lessees of new vehicles that receive our satellite radio service and convert to become self-paying subscribers after the initial promotion period. At the time satellite radio enabled vehicles are sold or leased, the owners or lessees generally receive trial subscriptions ranging from three to twelve months. We measure conversion rate three months after the period in which the trial service ends. The metric excludes rental and fleet vehicles.

Subscriber acquisition cost, per installation - or SAC, per installation, is derived from subscriber acquisition costs and margins from the sale of radios and accessories, divided by the number of satellite radio installations in new vehicles and shipments of aftermarket radios for the period. SAC, per installation, is calculated as follows (in thousands, except per installation amounts):

	Unaudited
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2015	2014	2015	2014
Subscriber acquisition costs (GAAP)	$133,009	$119,778	$391,773	$367,207
Less: margin from direct sales of radios and accessories (GAAP)	(16,629)	(13,644)	(50,958)	(45,404)
	$116,380	$106,134	$340,815	$321,803

Installations	3,429	3,038	10,305	9,396

SAC, per installation	$34	$35	$33	$34

###

About SiriusXM

Sirius XM Holdings Inc. (NASDAQ: SIRI) is the world’s largest radio broadcaster measured by revenue and has 29 million subscribers. SiriusXM creates and broadcasts commercial-free music; premier sports talk and live events; comedy; news; exclusive talk and entertainment, and a wide-range of Latin music, sports and talk programming. SiriusXM is available in vehicles from every major car company in the U.S. and on smartphones and other connected devices as well as online at siriusxm.com. SiriusXM radios and accessories are available from retailers nationwide and at shop.siriusxm.com. SiriusXM also provides premium traffic, weather, data and information services for subscribers in cars, trucks, and RVs through SiriusXM Traffic™, SiriusXM Travel Link, NavTraffic®, NavWeather™. SiriusXM delivers critical weather, data and information services to aircraft and boats through SiriusXM Aviation, SiriusXM Marine™, Sirius

Marine Weather, XMWX Aviation™, XMWX Weather, and XMWX Marine™. In addition, SiriusXM Music for Business provides commercial-free music to a variety of businesses. SiriusXM holds a minority interest in SiriusXM Canada which has more than 2.6 million subscribers. SiriusXM is also a leading provider of connected vehicles services to major automakers, giving customers access to a suite of safety, security, and convenience services including automatic crash notification, stolen vehicle recovery assistance, enhanced roadside assistance and turn-by-turn navigation.

On social media, join the SiriusXM community on Facebook, Twitter, Instagram, and YouTube. To view and download SiriusXM logos and artwork, please visit SiriusXM.com/LogosAndPhotos.

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results may differ materially from the results anticipated in these forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: our competitive position versus other radio and audio entertainment providers; our ability to attract and retain subscribers, which is uncertain; our dependence upon the auto industry; general economic conditions; failure of our satellites, which, in most cases, are not insured; the interruption or failure of our information and communications systems; the security of the personal information about our customers; royalties we pay for music rights, which increase over time; the unfavorable outcome of pending or future litigation; our failure to realize benefits of acquisitions; rapid technological and industry change; failure of third parties to perform; changes in consumer protection laws and their enforcement; failure to comply with FCC requirements and other government regulations; and our indebtedness. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our Annual Report on Form 10-K for the year ended December 31, 2014, which is filed with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet site (http://www.sec.gov). The information set forth herein speaks only as of the date hereof, and we disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this communication.

Source: SiriusXM

Contact Information for Investors and Financial Media:

Investors:

Hooper Stevens

212 901 6718

hooper.stevens@siriusxm.com

Media:

Patrick Reilly

212 901 6646

patrick.reilly@siriusxm.com